Exhibit 99.1
N E W S R E L E A S E

FOR IMMEDIATE RELEASE
AUGUST 1, 2023

CHESAPEAKE ENERGY CORPORATION REPORTS 2023 SECOND QUARTER RESULTS
OKLAHOMA CITY, August 1, 2023 – Chesapeake Energy Corporation (NASDAQ:CHK) today reported 2023 second quarter financial and operating results.
•Net cash provided by operating activities of $515 million
•Net income of $391 million, or $2.73 per diluted share (all per share amounts stated on a diluted basis); adjusted net income(1) of $92 million, or $0.64 per share
•Delivered total net production of 3,653 mmcfe per day and adjusted EBITDAX(1) of $524 million
•Increased base dividend approximately 4.5%; announced total quarterly dividend of $0.575 per common share to be paid in September 2023
•Completed approximately $125 million of share repurchases during second quarter; returned approximately $515 million YTD through second quarter via dividends and share repurchases
•Cash on hand of approximately $900 million as of June 30, 2023
•Received recent upgrades to Ba1 and BB+ from Moody’s and Fitch Ratings, respectively; continued path towards Investment Grade credit status
•Entered into new heads of agreements (HOA) with Lake Charles LNG supporting previously announced Gunvor LNG HOA
•Achieved Grade “A” MiQ and Grade “A-” EO100TM Recertification for Marcellus Operations
(1) A Non-GAAP measure as defined in the supplemental financial tables available on the company's website at www.chk.com.

Nick Dell'Osso, Chesapeake's President and Chief Executive Officer, said, “Our team delivered another strong quarter, driven by outstanding operational results across our portfolio. We were purposefully built to deliver sustainable performance through commodity cycles. Our strong balance sheet and deep liquidity underpin the leading rock, returns and runway of our portfolio and have allowed us to repurchase shares at a compelling valuation and grow our base dividend. Our focus is clear – to Be LNG Ready and opportunistically capitalize on our strong financial position and leading operating performance. We remain confident in our ability to deliver affordable, reliable, lower carbon energy with peer-leading returns to shareholders.”

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Chris Ayres (405) 935-8870 ir@chk.com	Brooke Coe (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Operational Results
Second quarter net production was approximately 3,653 mmcfe per day (96% natural gas and 4% total liquids), utilizing an average of 12 rigs to drill 53 wells and place 27 wells on production.
Chesapeake is currently operating nine rigs including four in the Marcellus and five in the Haynesville. As previously announced, the company released a rig from the Marcellus at the beginning of the third quarter and another from the Haynesville this week. Drilling operations in the Eagle Ford asset have concluded for the year.
The company is currently operating one frac crew in the Marcellus and one in the Haynesville having released one crew each from the Marcellus, Haynesville, and Eagle Ford in the second or beginning of the third quarter.
Chesapeake continued to build upon its peer leading operational performance, recognizing additional efficiency improvements during the second quarter. In the Marcellus, the company drilled three of the five fastest wells in its history, including the fastest well, a 10,383-foot lateral to a total depth of 17,083 feet in less than eight days. In the Haynesville, continuous pumping technology employed in 2023 has led to a greater than 20% increase in efficiencies relative to previous zipper operations. In addition to the multiple D&C performance records, the combined employee and contractor Total Recordable Incident Rate for the first half of 2023, was more than 50% improved from the same time period last year
The company expects to drill 30 to 40 wells and place 40 to 50 wells on production in the third quarter of 2023. The company's operating plan remains flexible and is prepared for further adjustments based on market conditions.
Year-to-date, the company has acquired 10,000 net acres through its ongoing leasing program in the Marcellus and Haynesville at an average cost of $2,400 per acre.
On its continued path to Be LNG Ready, the company entered into a Heads of Agreement (HOA) with Energy Transfer LP’s Lake Charles LNG project. Under the agreement, Chesapeake will supply to Lake Charles LNG volumes of natural gas sufficient to produce up to 1.0 mtpa of LNG which, post liquefaction, would be purchased by Gunvor at a price indexed to JKM for a period of 15 years.
Financial and Shareholder Return Update

During the second quarter of 2023, Chesapeake generated $515 million of operating cash flow and had $903 million of cash on hand with zero dollars drawn on its credit facility at quarter-end. Chesapeake increased its base dividend 4.5%, and will pay $0.575/share on September 6, 2023, to shareholders of record at the close of business on August 17, 2023.

Through July 31, 2023, Chesapeake repurchased approximately 2.6 million shares of its common stock for approximately $200 million at an average price of $78.53 per share. Chesapeake has approximately $725 million remaining under its share repurchase program and, in total, has repurchased approximately 14 million shares of its common stock at a cost of approximately $1.275 billion under its current $2 billion authorization.

Since April, Chesapeake’s IDR has been updated to ‘BB+’ maintaining a positive outlook and ‘Ba1’ with a stable outlook by Fitch Ratings and Moody’s, respectively. The agencies attributed strengths of scale, conservative financial policy, and cash optionality as fundamental to the company’s continued rating improvement. Chesapeake now sits one notch below investment grade at the agencies.
Sustainability Update
Chesapeake achieved recertification of its natural gas production across the entirety of its Marcellus operations, which averaged approximately 4.4 billion cubic feet (bcf) of gross natural gas per day during the second quarter of 2023. The company received a grade A under the MiQ methane emissions standard and a grade A- from Equitable Origin's EO100™ Standard for Responsible Energy Development, which focuses on environmental, social and governance (ESG) performance. The company expects to obtain recertification of its Haynesville assets in December.
The company also published its 2022 Sustainability Report in June, marking Chesapeake's 11th year reporting on its environmental, social and governance (ESG) performance. The report continues the company's commitment to transparency, enhanced disclosures and measurable progress.

Conference Call Information
Chesapeake plans to conduct a conference call to discuss recent financial and operating results at 9:00 a.m. EDT on Wednesday, August 2, 2023. The telephone number to access the conference call is 888-317-6003 or 412-317-6061 for international callers. The passcode for the call is 7847679.

Financial Statements, Non-GAAP Financial Measures and 2023 Guidance
The company’s 2023 second quarter financial and operational results, along with non-GAAP measures that adjust for items that are typically excluded by securities analysts, are available on the company's website. Such non-GAAP measures should be not considered as an alternative to GAAP measures. Reconciliations of these non-GAAP measures and other disclosures are provided with the supplemental financial tables available on the company's website at www.chk.com. Management’s updated guidance for 2023 can be found within the company’s quarterly data supplement found on their website at www.chk.com.

Headquartered in Oklahoma City, Chesapeake Energy Corporation (NASDAQ:CHK) is powered by dedicated and innovative employees who are focused on discovering and responsibly developing leading positions in top U.S. oil and gas plays. With a goal to achieve net zero GHG emissions (Scope 1 and 2) by 2035, Chesapeake is committed to safely answering the call for affordable, reliable, lower carbon energy.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements include our current expectations or forecasts of future events, including matters relating to the continuing effects of the impact of inflation and commodity price volatility resulting from Russia’s invasion of Ukraine, COVID-19 and related supply chain constraints, and the impact of each on our business, financial condition, results of operations and cash flows, the potential effects of the Plan on our operations, management, and employees, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends, and our ESG initiatives. Forward-looking and other statements in this release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.”

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the impact of inflation and commodity price volatility resulting from Russia’s invasion of Ukraine, COVID-19 and related labor and supply chain constraints, along with the effects of the current global economic environment, including impacts from higher interest rates and recent bank closures and liquidity concerns at certain financial institutions, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and U.S. and on world financial markets; our ability to comply with the covenants under the credit agreement for our New Credit Facility and other indebtedness; risks related to acquisitions or dispositions, or potential acquisitions or dispositions; our ability to realize anticipated cash cost reductions; the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles; a deterioration in general economic, business or industry conditions; uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to replace reserves and sustain production; drilling and operating risks and resulting liabilities; our ability to generate profits or achieve targeted results in drilling and well operations; the limitations our level of indebtedness may have on our financial flexibility; our ability to achieve and maintain ESG certifications, goals and commitments; our inability to access the capital markets on favorable terms; the availability of cash flows from operations and other funds to fund cash dividends and repurchases of equity securities, to finance reserve replacement costs and/or satisfy our debt obligations; write-downs of our natural gas and oil asset carrying values due to low commodity prices; charges incurred in response to market conditions; limited control over properties we do not operate; leasehold terms expiring before production can be established; commodity derivative activities resulting in lower prices realized on natural gas, oil and NGL sales; the need to secure derivative liabilities and the inability of counterparties to satisfy their obligations; potential OTC derivatives regulations limiting our ability to hedge against commodity price fluctuations; adverse developments or losses from pending or future litigation and regulatory proceedings, including royalty claims; our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used; pipeline and gathering system capacity constraints and transportation interruptions; legislative, regulatory and ESG initiatives, addressing environmental concerns, including initiatives addressing the impact of global climate change or further regulating hydraulic fracturing, methane emissions, flaring or water disposal; terrorist activities and/or cyber-attacks adversely impacting our operations; an interruption in operations at our headquarters due to a catastrophic event; federal and state tax proposals affecting our industry; competition in the natural gas and oil exploration and production industry; negative public perceptions of our industry; effects of purchase price adjustments and indemnity obligations; the ability to execute on our business strategy following emergence from bankruptcy; and other factors that are described under Risk Factors in Item 1A of our 2022 Form 10-K.

We caution you not to place undue reliance on the forward-looking statements contained in this release, which speak only as of the filing date, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.